UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

OAKTREE SPECIALTY LENDING CORPORATION

(Name of Registrant as Specified in its Charter )

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 8, 2019, Oaktree Specialty Lending Corporation (the “Company”, “OCSL”, “we”, “us” and “our”) held a conference call to review its financial and operating results for the second fiscal quarter ended March 31, 2019. During the call, Mathew Pendo, Chief Operating Officer of OCSL, made the following remarks regarding the pending transaction between Oaktree Capital Group, LLC (together with its affiliates, including Oaktree Capital Management, L.P., “Oaktree”) and Brookfield Asset Management Inc. (“Brookfield”) and the asset coverage requirements applicable to the Company under Section 61 of the Investment Company Act of 1940, as amended:

“And lastly, I’ll provide an update on the pending Brookfield transaction with Oaktree, as well as some corporate governance initiatives we are undertaking.

As you know, the parent company to our investment adviser, Oaktree Capital Group, LLC, entered into a transaction with Brookfield Asset Management, Inc., whereby Brookfield will hold an approximately 62% economic interest in Oaktree’s business, and Oaktree’s founders and certain other members of Oaktree’s management and employees will own the remaining 38% when the initial transaction closes. The transaction is structured so that Oaktree’s current management will maintain actual control of the management of Oaktree, subject to certain limited consent rights held by Brookfield, for an initial period of seven years, or more, following the closing of the deal (or less if certain conditions are triggered).

We do not believe the consummation of the merger with Brookfield would be deemed an ‘assignment’ of the investment advisory agreement between Oaktree and OCSL for purposes of the Investment Company Act of 1940 although such a determination is inherently uncertain. In accordance with the 1940 Act, however, the current investment advisory agreement would automatically terminate upon its ‘assignment’. To prevent any potential disruption in our ability to provide services to OCSL once an ‘assignment’ is deemed to occur, whether as a result of the merger closing or later on as a result of Brookfield exercising actual control over Oaktree, we recommended to our Board, and the Board approved seeking shareholder approval of a new investment advisory agreement between Oaktree and OCSL.

As such, yesterday we filed a preliminary proxy statement. The terms of the investment advisory agreement will remain unchanged from those in the existing agreement, other than changing the date of its effectiveness.

At the same time, we will seek shareholder approval to increase our leverage limits by modifying our asset coverage requirements.

As you will recall, last quarter we received board approval to increase our leverage, effective in February 2020, unless we were to receive shareholder approval before then. While we have no near-term plans to increase our leverage above our target range of 0.7 to 0.85 times, this is an opportunity to cost efficiently seek shareholder approval in the event that in the future we deem it appropriate to deploy higher leverage. In connection with this, our base management fee will be reduced to 1% on all assets financed using leverage above 1.0 times debt-to-equity once the new leverage limits are in effect.”

Participants in the Solicitation

The Company, its directors and certain of its executive officers, the officers and employees of Oaktree Capital Management, L.P. that provide services to the Company and its subsidiaries pursuant to the Amended and Restated Investment Advisory Agreement by and between the Company and Oaktree Capital Management, L.P, the employees of Oaktree Fund Administration, LLC and Brookfield may be deemed to be participants in the solicitation of proxies from stockholders in connection with the special meeting of the Company’s stockholders to be held on June 28, 2019 (the “Special Meeting”).

Additional Information and Where to Find It

The Company plans to file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Special Meeting (the “Proxy Statement”). Additional information regarding the identity of these potential participants, none of whom owns in excess of 1% of the shares of Company’s common stock (other than Oaktree Capital Management, L.P. and its affiliates who beneficially own approximately 17.4% of the shares of Company’s common stock based upon 140,960,651 shares of Company’s common stock outstanding, as of May 6, 2019, the total number of shares of Company common stock outstanding as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 8, 2019), and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the Special Meeting. This information can also be found in (i) the Company’s definitive proxy statement for its 2019 Annual Meeting of Stockholders, filed with the SEC on January 25, 2019, and (ii) the Company’s preliminary proxy statement for the Special Meeting, filed with the SEC on May 7, 2019. To the extent holdings by the directors and executive officers of the Company of the shares of Company common stock have changed since the amounts printed in these documents, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN AVAILABLE (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the Proxy Statement (when available) and any other documents filed or to be filed by the Company with the SEC in connection with the Special Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.oaktreespecialtylending.com) or by writing to the Company’s Secretary at 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements in this communication constitute forward-looking statements, including statements regarding proposed transactions or future operations. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend”, although not all forward-looking statements include these words. The forward-looking statements contained in this communication involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K and our quarterly reports on Form 10-Q.

We have based the forward-looking statements included in this communication on information available to us on the date of this communication, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

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